ROSS MILLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20070515308-81
Filing Date and Time
07/26/2007 7:05 AM
Entity Number
E0539222007-7

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Tuffnell Ltd.
2. Registered Agent Name and Street Address: (must be a Nevada address where process may be served)	Val-U-Corp Services, Inc. Name 1802 North Carson Street Suite 212 — Carson City — NEVADA 89701 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue	Number of shares with par value: 75,000,000 Common Par value: $ .001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. Daniel A. Kramer Name 1802 North Carson Street Suite 212 — Carson City — NV — 89701 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: All legal purposes
6. Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Daniel A. Kramer Name — Signature 1802 North Carson Street Suite 212 — Carson City — NV — 89701 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named corporation: Authorized Signature of R. A. or On Behalf of R. A. Company — Date July 25, 2007

This form must be accompanied by appropriate fees. See attached fee schedule.